Exhibit 18.1

May 10, 2016

Board of Directors

Pepco Holdings, Inc.

701 Ninth Street, N.W.

Washington, DC 20068

Board of Directors

Potomac Electric Power Company

701 Ninth Street, N.W.

Washington, DC 20068

Board of Directors

Delmarva Power & Light Company

500 North Wakefield Drive, 2nd Floor

Newark, DE 19702

Board of Directors

Atlantic City Electric Company

500 North Wakefield Drive, 2nd Floor

Newark, DE 19702

Dear Directors:

We are providing this letter to you for inclusion as an exhibit to your Form 10-Q filing pursuant to Item 601 of Regulation S-K.

We have been provided a copy of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2016. Note 1 therein describes a change in presentation of interest expense on uncertain tax positions under ASC 740 from income tax expense to interest expense. It should be understood that the preferability of one acceptable method of accounting over another for the classification of interest on uncertain tax positions under ASC 740 has not been addressed in any authoritative accounting literature, and in expressing our concurrence below we have relied on management’s determination that this change in accounting principle is preferable. Based on our reading of management’s stated reasons and justification for this change in accounting principle in the Form 10-Q, and our discussions with management as to their judgment about the relevant business planning factors relating to the change, we concur with management that such change represents, in the Company’s circumstances, the adoption of a preferable accounting principle in conformity with Accounting Standards Codification 250, Accounting Changes and Error Corrections.

We have not audited any financial statements of the Company as of any date or for any period subsequent to December 31, 2015. Accordingly, our comments are subject to change upon completion of an audit of the financial statements covering the period of the accounting change.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Washington, D.C.